UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 20, 2006

Penton Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14337	36-2875386

(Commission File Number)	(IRS Employer Identification No.)

The Penton Media Building
1300 East Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)
216-696-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 20, 2006 Penton Media, Inc. (the “Company”) announced that it has commenced cash tender offers for (i) any and all of its outstanding 11-7/8% Senior Secured Notes due 2007 (the “2007 Notes”) and (ii) any and all of its outstanding 10-3/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and together with the 2007 Notes, the “Notes”) and solicitations of consents for proposed amendments to (i) the indenture governing the 2007 Notes and (ii) the indenture governing the 2011 Notes.
Each tender offer and consent solicitation will expire at 9:00 a.m., New York City time, on January 31, 2007, unless extended by the Company in its sole discretion. Note holders must validly tender, and not withdraw, their Notes and deliver, and not revoke, their consents prior to 5:00 p.m., New York City time, on January 8, 2007, unless extended by the Company in its sole discretion (the “Consent Date”) to be eligible to receive the Total Consideration (as defined below) applicable to such tender offer.
The Company is offering to purchase the 2007 Notes at a price of $1,002.50 for each $1,000 of principal amount of the 2007 Notes tendered (the “2007 Notes Total Consideration”), plus accrued and unpaid interest to, but excluding, the date the 2007 Notes are paid under the terms of the offer. The 2007 Notes Total Consideration includes a $10.00 consent payment for each $1,000 of principal amount of the 2007 Notes for holders who validly tender, and do not withdraw, their 2007 Notes and deliver, and do not revoke, their consents prior to the Consent Date.
The Company is offering to purchase the 2011 Notes at a price of $1,054.38 for each $1,000 of principal amount of the 2011 Notes tendered (the “2011 Notes Total Consideration” and together with the 2007 Notes Total Consideration, the “Total Consideration”), plus accrued and unpaid interest to, but excluding, the date the 2011 Notes are paid under the terms of the offer. The 2011 Notes Total Consideration includes a $10.00 consent payment for each $1,000 of principal amount of the 2011 Notes for holders who validly tender, and do not withdraw, their 2011 Notes and deliver, and do not revoke, their consents prior to the Consent Date.
The Company’s obligation to accept tendered Notes for payment is contingent, among other things, upon a majority of the holders consenting to the proposed amendments to the indenture applicable to such holder’s issue of Notes and the Company’s consummation of the previously announced merger involving Prism Business Media. If the proposed amendments, which eliminate or modify restrictive covenants, certain events of default and other provisions contained in each indenture and release the security interest benefiting the holders of the 2007 Notes, become operative, they will be binding on all non-tendering holders.
A copy of the Company’s December 20, 2006 press release announcing the tender offers and consent solicitations is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1   Press release dated December 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PENTON MEDIA, INC.

By:	/s/ Preston L. Vice

Name:	Preston L. Vice
Title:	Chief Financial Officer
Date: December 20, 2006